Exhibit 10(al)

                  STRATEGIC ALLIANCE AND TECHNOLOGY DEVELOPMENT AMENDMENT


     Effective June 30, 2000, this TECHNOLOGY DEVELOPMENT AMENDMENT ("Amendment") among NCT Group, Inc. ("NCT"), a Delaware corporation, Advancel Logic, Inc. ("Advancel"), a California corporation and a wholly owned subsidiary of NCT, and Infinite Technology Corporation ("ITC"), a Delaware corporation amends and replaces in total the Strategic Alliance and Technology License Agreement with effective date of May 8, 2000 among NCT, Advancel, and ITC.

                                   WITNESSETH:

     WHEREAS, Advancel has developed certain proprietary technology and designs for JAVA(TM) embedded microprocessors to significantly enhance the rate of instruction execution of such microprocessors. Advancel's technology and designs are known as the "tiny J" (TJ) and "tiny2J" (T2J) microprocessor designs (the "TJ Technology" and the "T2J Technology," respectively);

      WHEREAS, Advancel has entered into a license agreement with ST Microelectronics S.A. and Microelectronics S.r.l., a French and an Italian company, respectively (collectively "ST") for the license and further development of the T2J Technology (the "ST Agreement"), a true, correct and complete copy of which has been attached and incorporated herein by reference; and

     WHEREAS, ITC has developed advanced DSP chip technology and is experienced in the design, prototyping and manufacture of System on Chip products.

     NOW THEREFORE, in consideration of the above and the representations, warranties and covenants hereinafter set forth, the parties agree as follows:



ARTICLE I    Development

ARTICLE     II DSP SoC.

ITC shall use its best efforts to develop, make, market and sell a RISC based DSP System-on-Chip ("SoC") semiconductor chip based upon the RISC Technology of ITC's sole selection for which NCT shall pay ITC $2,450,000 in accordance with the terms and conditions of ARTICLE IV. ITC shall use its reasonable best efforts to make the RISC based DSP available to purchase by NCT for a price of $5.00 per unit. ITC will use its best efforts to use the TJ technology for the RISC chip for the SoC.



ARTICLE III   STRATEGIC ALLIANCE

ARTICLE     IV  Joint  Development.

If ITC and NCT agree jointly to develop microprocessors or semiconductor chips not otherwise contemplated hereby, either under a funded development project or ITC's Publishing Business model (including the general purpose JAVA(TM) processor and any JAVA(TM) based DSP SoC), ITC shall agree to sell to NCT such microprocessors or chips at the best price charged to ITC's customers for such microprocessors or chips or for microprocessors or chips of similar complexity, performance and manufacturing technology. NCT shall have the right to incorporate or use them in NCT-sponsored products.

ARTICLE V     AUDITS

NCT shall keep full and accurate books and records pertaining to their performance under this Amendment for a period of at least three (3) years after the date a given monthly payment is made by NCT to ITC . NCT shall permit an independent certified public accountant selected by the other and reasonably acceptable to both, to examine such books and records, at the sole cost and expense of the auditing party, upon reasonable notice during normal working hours, but not later than three (3) years following the payment in question, for the sole purpose of verifying the royalty payments and reports and accountings related thereto. Such accountant shall not disclose to the auditing Party any other information of audited Party. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. In the event such examination shows underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then Party underpaying shall pay the underpaid Party the cost of such examination together with any additional sum that would have been payable to the underpaid Party had underpaying Party reported correctly, plus interest at the rate of two per cent (2%) over the prime rate as published in the Wall Street Journal during the period of delinquency.



ARTICLE VI        Closing

ARTICLE VII Date.

     Closing of this Agreement shall take place on August 21, 2000, at 10.00 a.m. at the offices of ITC, or at such other time, date and place as may be mutually agreed to by the parties.

ARTICLE VIII      NCT Payment.

     At the Closing NCT shall deliver to ITC the following:

a. NCT common stock having a market value of $3,000,000, which stock shall be registered by NCT (on the NCT "Registration Statement") on a best efforts basis under applicable securities laws so as to be immediately salable in the open market;

b. a promissory note (the "Note") payable to ITC in the amount of one million dollars ($1,000,000) (see Exhibit A, attached). Until such time as the Registration Statement is declared effective by the Securities and Exchange Commission, ITC may draw against the Note at the rate of seventy five thousand dollars ($75,000) per month on the 15th day of each month, commencing two months from the date of the Closing of this Agreement. Upon effectiveness of the Registration Statement, ITC shall mark the Note "Cancelled", return the Note to NCT, and within one hundred twenty days of the effectiveness of the Registration Statement, return to NCT all amounts previously advanced to ITC under the Note.

ARTICLE     IX  Short-Fall  and  Overage.

In the event ITC does not receive $2,450,000 in proceeds from the sale of the NCT shares, ITC will inform NCT in writing of the amount of the short-fall from the required $2,450,000 that it was to receive from the NCT shares and NCT will make up the short-fall in cash or return to ITC a sufficient number of ITC shares (received by NCT pursuant to the TECHNOLOGY LICENSE AGREEMENT between ITC and NCT with effective date of June 30, 2000) priced at $5 a share, equal to the amount of the short-fall. In the event that after receiving $2,450,000 in proceeds from the sale of NCT shares there are NCT Shares remaining, ITC will return the unsold share excess to NCT.

ARTICLE X    Processor Support

ITC shall assume the support obligations of ST under ST Agreement at an expense rate of 80% of the expenses to be paid by ST under the ST Agreement, but in no event less than $80 per hour. NCT shall pay over to ITC 20% of the royalties received from ST for its use of the existing TJ Technology and/or the existing T2J Technology. ITC shall be entitled to receive 80% of the Non-Recurring Engineering and 50% of the royalties actually paid by ST for the next generation or modifications of the TJ Technology and/or the T2J Technology developed by ITC.

ARTICLE XI    Confidentiality

ARTICLE     XII Confidential  Information.

Each Party transferring confidential information to the other Party shall assess all information transferred under this Amendment to determine the requirement or lack thereof for treatment as Confidential Information by the Receiving Party. Except as provided herein, the Receiving Party agrees to use the same care and discretion, but at least reasonable care and discretion, to avoid disclosure, publication, or dissemination of received ITC or received NCT Confidential Information, as the case may be, outside of the Receiving Party as the Receiving Party employs with similar information of its own which it does not desire to publish, disclose, or disseminate or to permit unauthorized use by others. All Confidential Information transferred under this Amendment shall be conspicuously marked (on each page which is loose leafed, or on the cover of permanently bound documents) by the Transferring Party with an appropriate and conspicuously obvious legend such as "ITC Confidential Information ", or "NCT Confidential Information", or any other appropriate confidentiality legend, as the case may be, such legend to clearly indicate to a person viewing or otherwise accessing such information that it is of a confidential nature.

ARTICLE     XIII  Non-Tangible  Form.

Any transfer of Confidential Information which is made in non-tangible form (for example, orally or visually) shall be confirmed in writing by the Transferring Party together with a written summary thereof to the Receiving Party, with a copy to the Program Managers of both Parties, within thirty (30) days after the date of such transfer.

ARTICLE     XIV  Period  of  Confidentiality.

The period of confidentiality applicable to Confidential Information transferred under the provisions of Section 6.1 shall extend for five (5) years measured from the date of first receipt of Confidential Information under this Amendment.

ARTICLE     XV  Third  Party   Disclosure.

Disclosure to a third party of Confidential Information disclosed by a Transferring Party to a Receiving Party under this Amendment shall not be precluded if such disclosure is:

a. In response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Receiving Party shall first have made a good faith effort promptly to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purpose for which the order was issued; or

b.   Otherwise required by law.

ARTICLE     XVI Exceptions.

The obligations specified above will not apply to any Confidential Information which is disclosed to a Receiving Party hereto, that:

a. Is already in the possession of the Receiving Party without obligation of confidence;

b.   Is independently developed by the Receiving Party;

c.   Is or becomes publicly available without breach of this Amendment;

d. Is lawfully obtained by the Receiving Party from a third party or parties without the duty of confidentiality to the third party; or

e. Is released for disclosure by the Transferring Party with its written consent.

ARTICLE XVII        Publicity

Neither Party shall disclose any of the terms and conditions of this Amendment to any third party without the prior consent of the other Party. However both Parties may disclose to third parties and publish the existence of this Amendment and the general subject matter thereof without prior consent of or notice to the other Party. Any additional disclosure or publication of details of this Amendment or the relationship between the Parties under this Amendment shall be subject to the prior written agreement to the content and form thereof by both Parties.



ARTICLE XVIII       REPRESENTATIONS AND WARRANTIES OF NCT AND ADVANCEL

NCT and Advancel jointly and severally represent and warrant to ITC as of the date hereof as follows:

ARTICLE     XIX Incorporation; Power and Authority; No Conflict.

Each of NCT and Advancel (a) is duly incorporated, validly existing and in good standing under the laws of its place of incorporation; and (b) has the full power and authority to own and operate its assets and to enter into, execute, deliver and perform this Amendment, grant the License Rights granted herein and has obtained all necessary approvals to enter into and perform this Amendment. The execution, delivery and performance of this Amendment by NCT and Advancel respectively will not violate, conflict with or result in a default under its certificate of incorporation, bylaws or other Agreements by which it or its assets are bound.

ARTICLE     XX Enforceability.

This Amendment is valid, binding and enforceable against each of NCT and Advancel in accordance with its terms, subject as to enforceability as to laws affecting bankruptcy, creditors rights and general equitable principles.

ARTICLE     XXI NCT Shares.

When issued against the consideration contemplated hereby, such share of NCT common stock to be issued hereunder will be duly authorized, validly issued, fully paid, non-assessable and freely tradeable.



ARTICLE XXII       REPRESENTATIONS AND WARRANTIES OF ITC

ITC represents and warrants to NCT and Advancel as of the date hereof as follows:

ARTICLE     XXIII Incorporation;  Power and Authority;  No Conflict.

ITC (a) is duly incorporated, validly existing and in good standing under the laws of its place of incorporation; and (b) has the full power and authority to own and operate its assets and to enter into, execute, deliver and perform this Amendment and has obtained all necessary approvals to enter into and perform this Amendment. The execution, delivery and performance of this Amendment by ITC will not violate, conflict with or result in a default under its certificate of incorporation, bylaws or other Amendments by which it or its assets are bound.

ARTICLE     XXIV   Enforceability.

This Amendment is valid, binding and enforceable against ITC in accordance with its terms, subject as to enforceability as to laws affecting bankruptcy, creditors rights and general equitable principles.



ARTICLE XXV   MISCELLANEOUS

ARTICLE     XXVI Successors and Assigns.

Except as otherwise provided herein, all of the terms and provisions of this Amendment shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Except as otherwise specifically authorized herein, no party to this Amendment may assign any of its rights under this Amendment to any third party without the express prior written consent of the other parties hereto which consent will not be unreasonably withheld.

ARTICLE     XXVII  Entire  Agreement.

This Amendment constitutes the entire understanding and agreement between the parties hereto and replaces all prior Agreements, including the Agreement dated May 8, 2000, with respect to the subject matter hereof. This Agreement cannot be modified or amended except by an agreement in writing executed by both parties hereto.

ARTICLE     XXVIII  Export  License.

Each Party agrees that it will not in any form export, re-export, resell, ship, or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, any product or technical data or software furnished hereunder, or the direct product of such technical data or software to or which the United States Government or any agency thereof at the time of export or re-export requires an export license or other governmental approval without first obtaining such license or approval.

ARTICLE     XXIX  Contingency.

Anything contained in the Amendment to the contrary notwithstanding, the performance of the obligations of the Parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over the Parties hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or corporation thereof, and to any contingencies resulting from war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the Parties, and the Parties hereto shall be excused from any failure to perform or any delay in the performance of any obligation hereunder to the extent such failure or delay is caused by any such law, order, regulation, direction, request, or contingency.

ARTICLE     XXX No Joint Venture,  Agent.

Nothing contained herein, or done in pursuance of this Amendment, shall constitute the Parties as entering upon a joint venture or shall constitute either Party hereto the agent for the other Party for any purpose or in any sense whatsoever.

ARTICLE     XXXI APPLICABLE LAW.

THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AMENDMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

ARTICLE     XXXII Notice.

Any notices required or permitted hereunder shall be given to the appropriate party at the address provided below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery; if sent by telephone facsimile, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, three days after the date of mailing. Notice hereunder shall be deemed to have been sufficiently given when delivered in writing by certified mail return receipt requested by either Party to the other and directed to:

      If to NCT:                            If to INFINITE TECHNOLOGY:

      NCT Group, Inc.                       Infinite Technology
      20 Ketchum Street                     Corporation
      Westport, CT  06880                   1778 North Plano Road
      Attn:  President                      Suite 310
                                            Richardson, TX 75081-1958
                                            Attn:  President

ARTICLE     XXXIII  Change of Address.

Either Party may change its address for the purposes of this section by a notice given to the other Party in the manner set forth above.

ARTICLE     XXXIV Integration.

This Amendment and any documents or Amendments to be executed and delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof.

ARTICLE     XXXV  Descriptive  Headings.

The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

ARTICLE     XXXVI Waivers.

No waiver of any term, provision or condition of this Amendment, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition.

ARTICLE     XXXVII  Severability.

If any provision herein, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Amendment or not applicable to such circumstance, as the case may be, and the remainder of this Amendment shall not be affected or impaired thereby.

ARTICLE     XXXVIII   Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

ARTICLE     XXXIX Disputes.

The Parties agree that any disputes which arise out of or are based upon this Amendment shall be subject to the following procedures:

a. before proceeding under Section 10.14, executive level managers of both Parties will meet promptly and together review a presentation by each Party concerning the matter in dispute. Only if the executive level managers are unable to resolve the dispute within thirty (30) days of the meeting shall either Party be free to institute a claim or action.

b. if proceedings under Section 10.14 a. fail to revolve a dispute, the Parties agree to submit such dispute to mediation before any legal or administrative process may be initiated by either Party, except disputes relating to intellectual property that by their nature require immediate or extraordinary relief. There shall be a forty-five (45) day time limit on this mediation process, beginning from the initial request for mediation, after which legal remedies may be initiated by either Party. The Parties agree to cooperate in good faith in the selection of an independent third party mediator, and to share equally the costs of the mediator's services. Each Party shall bear their own legal expenses associated with the mediation process.

     IN WITNESSETH WHEREOF, the parties have executed and delivered this Amendment with legal and binding effect as of the date first above written.



      NCT GROUP INCORPORATED                     INFINITE TECHNOLOGY CORPORATION


      By:  /s/Michael J. Parrella                  By: /s/Timothy Smith
          ---------------------------                  ----------------------
            Name: Michael J. Parrella                    Name: Timothy Smith
                  Title: C.E.O.                          Title:   C.E.O.


      ADVANCEL LOGIC INCORPORATED



      By: /s/Michael J. Parrella
          -----------------------------
            Name: Michael J. Parrella
            Title: C.E.O.